UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(IRS Employer Identification No.)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01	ENTRY INTO OR AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT.

Term Loan Agreement

On August 5, 2024 (the “Signing Date”), OrthoPediatrics Corp. (the “Company”) and its wholly owned domestic subsidiaries, as borrowers (collectively, the “Credit Parties”), entered into that certain Credit Agreement and Guaranty (the “Term Loan Agreement”), by and among the Credit Parties, any additional borrowers from time to time party thereto, any guarantors from time to time party thereto, one or more funds managed by Braidwell LP (“Braidwell”), as lenders, the other lenders from time to time party thereto (together with Braidwell, the “Term Lenders”), and Wilmington Trust, National Association, as agent (the “Term Agent”). The Term Loan Agreement provides for (i) an initial term loan facility in the initial principal amount of $25.0 million, which will be funded in its entirety on the Closing Date (as defined therein) and (ii) a delayed draw term loan facility (the “DDTL”) in an aggregate principal amount not to exceed $25.0 million, which, subject to certain conditions set forth in the Term Loan Agreement, may be drawn until the date that is 12 months after the Signing Date.

Loans borrowed pursuant to the Term Loan Agreement (the “Term Loans”) bear interest at a rate per annum equal to SOFR Interest Rate (as defined in the Term Loan Agreement and with a floor of 3.25%) plus 6.50%. The Company has the election to make a payment-in-kind interest payment equal to 1.00% per annum of the interest rate. The Term Loans do not amortize and will be interest-only until the August 5, 2029 maturity date, at which time all unpaid principal and accrued and unpaid interest, fees and expenses due under the Term Loan Agreement will become due and payable. The Company is obligated to pay certain upfront fees and agency fees in connection with the Term Loan Agreement.

The Company may pay all or a portion of the outstanding principal and accrued and unpaid interest under the Term Loan Agreement at any time upon prior notice to the Term Lenders subject to (i) a repayment fee schedule of, depending on when the repayment is made, 3.00% of the principal amount of any such repayment during the first 12 months of the Term Loan Agreement or applicable DDTL funding date, 2.00% of the principal amount of any such repayment during months 13 through 24 of the Term Loan Agreement or applicable DDTL funding date, 1.00% of the principal amount of any such repayment during months 25 through 36 of the Term Loan Agreement or applicable DDTL funding date, and 0.00% thereafter and (ii) an exit fee equal to 2.00% of the principal amount of any such repayment. The Term Loan Agreement contains customary mandatory prepayment provisions. Once repaid or prepaid, the Term Loans may not be reborrowed.

The Term Loan Agreement includes customary conditions to borrowing, representations and warranties and covenants, including affirmative covenants and negative covenants that restrict the Credit Parties’ and their subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, make investments, dispose of assets, make acquisitions, pay dividends or make distributions, repurchase stock and enter into certain transactions with affiliates, in each case subject to certain exceptions. The Term Loan Agreement also has financial covenants requiring the Credit Parties to (i) maintain at all times unrestricted cash held in US accounts subject to Lenders’ first priority lien equal to at least 25% of the aggregate principal amount of any outstanding Term Loans and (ii) maintain certain minimum net product sales as set forth therein.

The Term Loan Agreement also contains customary events of default, including among other things, the Credit Parties’ failure to make any principal or interest payments when due, the occurrence of certain bankruptcy or insolvency events, or the Credit Parties’ breach of the covenants under the Term Loan Agreement. Upon the occurrence of an event of default, the Term Lenders may, among other things, accelerate the Credit Parties’ obligations under the Term Loan Agreement.

As security for their obligations under the Term Loan Agreement, the Credit Parties granted the Term Agent a continuing first priority security interest in substantially all of their assets (including intellectual property), subject to certain customary exceptions.

Proceeds from the Term Loans will be used to pay existing debt, transaction fees incurred in connection with the Term Loan Agreement and the Notes (as defined below), up to $5.0 million to repurchase shares of the Company’s common stock, and for working capital needs and general corporate purposes of the Credit Parties.

The above description of the Term Loan Agreement is a summary and is not complete. A copy of the Term Loan Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Term Loan Agreement, which is incorporated herein by reference.

Indenture and Convertible Notes

On August 5, 2024, the Company also entered into a Purchase Agreement (the “Purchase Agreement”) with Braidwell Transaction Holdings LLC – Series 10 (the “Purchaser”), whereby the Purchaser has agreed to purchase $50.0 million in aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due February 15, 2030 (the “Notes”). The Notes will be issued pursuant to, and will governed by, an indenture (the “Indenture”), to be dated as of the closing date of the issue and sale of the Notes, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; and (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness.

The Notes will accrue interest at a rate of 4.75% per annum, payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, beginning on November 15, 2024. The Notes will mature on February 15, 2030, unless earlier repurchased, redeemed, or converted. Before November 15, 2029, noteholders will have the right to convert their Notes only upon the occurrence of certain events, including, but not limited to, the Company’s common stock trading above 130% of the conversion price for a specified period, the Notes per $1,000 in principal amount trading below 98% of the product of the trading price of the Company’s common stock and the conversion rate, and certain fundamental changes to corporate structure. From and after November 15, 2029, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 24.4021 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $40.98 per share of common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after February 21, 2028 and on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the Notes are Freely Tradable (as defined in the Indenture) and any accrued and unpaid additional interest pursuant to the Notes has been paid as of the redemption date, and (ii) the last reported sale price per share of the Company’s common stock exceeds 140% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease, or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its obligation to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if not cured within two business days after its occurrence; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $25.0 million; (vii) the rendering of certain judgments against the Company or any of its significant subsidiaries for the payment of at least $25.0 million where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency, and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency, or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

Proceeds from the Notes will be used to pay existing debt of approximately $10.0 million, transaction fees (including original issue discount, prepayment penalties, advisor fees, trustee/agent fees and attorney fees) incurred in connection with the Purchase Agreement, Indenture and Notes of approximately $6.5 million, and for working capital needs and general corporate purposes of the Company and its subsidiaries.

The above description of the Purchase Agreement, the Indenture and the Notes is a summary and is not complete. A copy of the Purchase Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Purchase Agreement, which is incorporated herein by reference. The Indenture and the form of the certificate representing the Notes are attached as Exhibit A to the Purchase Agreement, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits, which are incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes to be issued to the initial purchasers will be in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering. For the first twelve (12) months following the purchase, the Notes may only be resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 1,691,470 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 33.8294 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 5, 2024, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing the transactions described herein. The information in this Item 7.01, including the information incorporated by reference herein from Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS.

Stock Repurchase Program

In connection with its approval of the Term Loan Agreement, Purchase Agreement, the Indenture and Notes, on August 2, 2024, the Board of Directors of the Company also approved a stock repurchase program of up to $5.0 million in aggregate investment of the Company’s outstanding common stock, contingent upon the closing of the Term Loan and the Notes. On a share basis using the closing price of the Company’s common stock on August 2, 2024 of $29.56, the amount of common stock subject to the repurchase program represents approximately 0.7% of the Company’s outstanding common stock. The stock repurchases may, at the discretion of management, be made from time to time, through solicited or unsolicited transactions in the open market, in privately negotiated transactions or pursuant to a Rule 10b5-1 plan all as effected in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company is not obligated to purchase any shares under the program, and the program may be discontinued at any time. The actual timing, number, and share price of shares purchased under the repurchase program will be determined by the Company at its discretion and will depend upon such factors as the market price of the stock, general market and economic conditions, and applicable legal requirements.

Cautionary Note Regarding Forward-Looking Statements

This Report includes "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can often, but not always, be identified, by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential," "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, the risk that the Term Loan Agreement and Purchase Agreement described herein do not close as expected and the risks, uncertainties and factors set forth under "Risk Factors" in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 8, 2024 as updated and supplemented by the Company’s other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement and Guaranty, dated as of August 5, 2024, by and among OrthoPediatrics Corp. and its wholly owned domestic subsidiaries, as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Wilmington Trust, National Association, as agent

10.2	Purchase Agreement, dated August 5, 2024, by and between OrthoPediatrics Corp. and Braidwell Transaction Holdings LLC – Series 10

99.1	Press Release, dated August 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2024

OrthoPediatrics Corp.

	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen,
General Counsel and Secretary